Exhibit 10.1

AMENDMENT TO THIRD AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

THIS AMENDMENT TO THIRD AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this “Agreement”), dated and effective as of June 30, 2023, is by and among Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), the entities identified on the signature pages hereto as subsidiary guarantors (collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Company are referred to herein collectively as the “Obligors”), and Jackson Investment Group, LLC (the “Purchaser”).

WHEREAS, the Obligors and Purchaser are parties to that Third Amended and Restated Note Purchase Agreement, dated as of October 27, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement); and

WHEREAS, the Obligors and the Purchaser have agreed to amend the Purchase Agreement as set forth herein.

NOW THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Purchase Agreement. The Purchase Agreement is hereby amended by deleting and replacing the final sentence of Section 2.2(a) thereof in its entirety with the following (the underlined text reflects the amended portion):

“All accrued and unpaid interest on the outstanding principal balance of the Third Amended and Restated Note shall be due and payable in arrears in cash on a monthly basis on the first day of each month in each year on and after the date hereof (with the first such monthly payment due on November 1, 2022; each such monthly payment date being referred to herein as an “Interest Payment Date”) and on the Maturity Date; provided that (i) the interest payment that would, pursuant to this sentence, be due on the Interest Payment Date occurring on July 1, 2023 shall instead be due on the Interest Payment Date occurring on October 1, 2023, (ii) the interest payment that would, pursuant to this sentence, be due on the Interest Payment Date occurring on August 1, 2023 shall instead be due on the Interest Payment Date occurring on November 1, 2023; and (iii) the interest payment that would, pursuant to this sentence, be due on the Interest Payment Date occurring on September 1, 2023 shall instead be due on the Interest Payment Date occurring on December 1, 2023.”

2. All references in the Purchase Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and all references in the Note Documents to the Purchase Agreement shall henceforth be references to the Purchase Agreement as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, or increased. Any and all of the terms and provisions of the other Note documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

3. This Agreement shall become effective as of the date of this Agreement upon the execution and delivery of this Agreement by each of the parties hereto.

4. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. .pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5. This Agreement shall be deemed and shall constitute a “Note Document” and “Transaction Document” as such terms are defined in the Purchase Agreement.

6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS). THE TERMS OF SECTIONS 10.12 AND 10.13 OF THE PURCHASE AGREEMENT WITH RESPECT TO SUBMISSION TO JURISDICTION, CONSENT TO SERVICE OF PROCESS, VENUE AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREES TO SUCH TERMS. NOTHING IN THIS SECTION OR IN ANY OTHER NOTE DOCUMENT SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE PURCHASER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST OBLIGOR OR ALL OR ANY PARTY OF THE COLLATERAL IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED UNDER APPLICABLE LAW OR IN EQUITY.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its authorized officers, and the Purchaser, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

COMPANY:

STaffing 360 solutions, inc.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

SUBSIDIARY GUARANTORS:

FARO RECRUITMENT AMERICA, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer

MONROE STAFFING SERVICES, LLC

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President

KEY RESOURCES, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President and Chief Executive Officer

HEADWAY WORKFORCE SOLUTIONS, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President

HEADWAY EMPLOYER SERVICES, LLC

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President

HEADWAY PAYROLL SOLUTIONS, LLC

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President

HEADWAY HR SOLUTIONS, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President

NC PEO HOLDINGS, LLC

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	President

PURCHASER:

JACKSON INVESTMENT GROUP, LLC

By:	/s/ Richard L. Jackson
Name:	Richard L. Jackson
Title:	Chief Executive Officer